AREA OF MUTUAL INTEREST AGREEMENT

         This Area of Mutual Interest Agreement ("Agreement"), dated October 27, 1997 ("Effective Date"), is entered into by and between Jim Frimodig, an individual ("Frimodig") and Beta Oil & Gas, Inc., a Nevada corporation ("Beta"), concerning the parties' joint participation in acquiring and operating oil and gas interests covering the lands hereinafter described.

                                    RECITALS

         A. WHEREAS, Frimodig is a petroleum engineer who is experienced in identifying geological properties as viable candidates for oil and gas exploration and/or development, which properties cover lands in areas within the State of California generally known as the Sacramento Basin and the San Joaquin Basin (such geological properties sometimes referred to herein as "Prospects"); and

         B. WHEREAS, Frimodig intends to identify Prospects for the purpose of acquiring oil and gas interests thereon, and to caused to be drilled thereon one or more exploratory and/or development wells for oil and gas; and

         C. WHEREAS, Frimodig may identify other geological properties as viable candidates for oil and gas exploration and/or development, which properties are outside the areas of mutual interest specifically set forth herein ("Outside Prospects"), and/or he may identify other prospects which are inside or outside such areas of mutual interest, and which are owned by others but available for purchase ("Acquisitions"); and

         D. WHEREAS, Beta is a Nevada corporation in good standing engaged in the business of exploration for and the acquisition and development of oil and gas properties, and desires the opportunity to participate in any of the Prospects, Outside Prospects, and Acquisitions identified and/or acquired by Frimodig; and

         E. WHEREAS, Frimodig and Beta desire to enter into this Agreement (1) to identify certain areas of mutual interest concerning the Prospects and to acquire oil and gas interests thereon, (2) to identify and acquire oil and gas interests in Outside Prospects, and (3) to identify Acquisitions, all with the goal of providing the parties the opportunity to jointly participate therein as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and restrictions hereinafter set forth, and the promises to be kept and performed by the parties hereto, it is agreed as follows:

I. AREAS OF MUTUAL INTEREST. Two (2) areas of mutual interest are hereby established under this Agreement, as follows:

         A. Sacramento Basin Forbes 3-D Project Area. The Sacramento Basin Forbes 3-D Project Area ("Sacramento AMI") is hereby established covering the following described lands:

                           Township 21 North, Range 2 West:   All
                           Township 21 North, Range 3 West:   All
                           Township 21 North, Range 4 West:   East Half
                           Township 22 North, Range 2 West:   All
                           Township 22 North, Range 3 West:   All
                           Township 22 North, Range 4 West:   East Half
                           Township 23 North, Range 2 West:   All
                           Township 23 North, Range 3 West:   All
                           Township 23 North, Range 4 West:   East Half

all in the Counties of Butte, Glenn and Tehama, State of California, MDB&M, and as depicted on the map attached hereto as Exhibit "A" and by this reference made a part hereof.

         B. San Joaquin Basin Pliocene 2-D Project Area. The San Joaquin Basin Pliocene 2-D Project Area ("San Joaquin AMI") is hereby established covering the following described lands:

                           Township 26 South, Range 22 East:  East Half
                           Township 26 South, Range 23 East:  All
                           Township 26 South, Range 24 East:  All
                           Township 27 South, Range 22 East:  East Half
                           Township 27 South, Range 23 East:  All
                           Township 27 South, Range 24 East:  All
                           Township 28 South, Range 22 East:  East Half
                           Township 28 South, Range 23 East:  All
                           Township 28 South, Range 24 East:  All

all in Counties of Kern and Kings, State of California, MDB&M, and as depicted on the map attached hereto as Exhibit "B" and by this reference made a part hereof.

         C.       Sacramento AMI.

                  1. Identification of Prospects; Payment of Costs. Frimodig will identify Prospects within the Sacramento AMI which he, in his sole discretion, determines to exhibit reasonable seismic bright spot and amplitude verses offset (AVO) characteristics. Beta shall pay 100% of the costs of: (a) approximately 10 square miles of 3-D seismic shooting and proceesing, (b) obtaining oil and gas interests and/or seismic options within such area, and (c) drilling and completing three wells thereon at locations selected by Frimodig. Upon completion of the 3-D seismic shooting, the size of the Sacramento AMI will be redefined to encompass only the area covered by the seismic shooting, or the area covered by oil and gas interests, or the area covered by seismic options. The phrase "oil and gas interest" and "oil and gas interests" as used in this Agreement shall include, without limitation, mineral, royalty or leasehold interests, or an option to acquire such interests.

                  2. Acquisition of Oil and Gas Interests; Assignment to Beta. The terms of any acquisition of oil and gas interests shall be at the sole discretion of Frimodig. Provided that the following principal terms are not exceeded:

                           a. For Leases - 1/5  Royalty or less,  3 year term or
greater and $30/acre rent or less.

                           b. For Seismic Options - 1 year option term or greater, $10/acre option payment or less and lease terms as set forth in I.C.2a.

It is understood that all oil and gas interests shall be acquired in the name of Frimodig or his duly authorized agent. Within thirty (30) days after acquiring any oil and gas interests, Frimodig shall deliver to Beta a duly executed and recordable assignment of an undivided 75% interest therein, reserving, only for the benefit of independent geologist/geophysicist compensation, an overriding royalty interest not to exceed 2% of 8/8ths. Any such assignment shall be without warranty of title, express or implied, except as relates to the acts of Frimodig.

                  3. Prospect Fee. In addition to other costs paid by Beta hereunder, Beta shall pay Frimodig a prospect fee of $30,000.00 for each of the first three (3) wells drilled within the Sacramento AMI, each such payment to be due upon the spudding of each such well.

                  4. Operating Agreement. Concurrent with the initial assignment to Beta provided above, the parties hereto shall be deemed to have entered into an Operating Agreement in substantially the same form as the Operating Agreement attached hereto as Exhibit "C" and by this reference made a part hereof. Except as otherwise expressly provided in this Agreement, the Operating Agreement shall govern all operations on any Prospect within the Sacramento AMI. The Operating Agreement shall designate Frimodig, or his duly authorized agent, as operator.

                  5. Cost of First Three Wells. Notwithstanding anything to the contrary contained herein or in the Operating Agreement, Beta shall be responsible for 100% of the costs of drilling and completing (through the tanks, if completed as a producer, and plugged and abandoned, if a dry hole) the first three (3) wells within the Sacramento AMI (regardless of whether such wells, or any of them, are exploratory or development in nature). Thereafter, all operations on said three (3) wells, if any, and all other operations within the Sacramento AMI shall be governed by the Operating Agreement. It is understood and agreed that Beta shall not be entitled to any form of reimbursement with respect to its payment of a disproportionate share (i.e., 100% instead of 75%) of the costs associated with the first three (3) wells.

                  6. Other Wells Within the Sacramento AMI. As to each well, other than the first 3 wells, within the Sacramento AMI identified by Frimodig, Beta shall pay Frimodig a prospect fee $10,000.00, each such payment to be due upon the spudding of each such well. All operations on each such Prospect, and the parties' respective shares thereof, shall be governed by the Operating Agreement.

         D.       San Joaquin AMI.

                  1. Identification of Prospects; Payment of Costs. Frimodig will identify Prospects within the San Joaquin AMI which he, in his sole discretion, determines to exhibit reasonable seismic bright spot and AVO characteristics. Beta shall pay 100% of the costs of: (a) approximately 50 miles of 2-D seismic data and proceesing, (b) obtaining and renewing oil and gas interests covering approximately 320 acres, and (c) drilling and completing two wells thereon at locations selected by Frimodig.

                  2. Acquisition of Oil and Gas Interests; Assignment to Beta. The terms of any acquisition of oil and gas interests shall be at the sole discretion of Frimodig provided that the following principal terms are not exceeded:

                           a. For Leases - 1/5  Royalty or less,  3 year term or
greater and $30/acre rent or less.

                           b. For Seismic Options - 1 year option term or greater, $10/acre option payment or less and lease terms as set forth in I.D.2a.

  It is understood that all oil and gas interests shall be acquired in the name of Frimodig or his duly authorized agent. Within thirty (30) days after acquiring any oil and gas interests, Frimodig shall deliver to Beta a duly executed and recordable assignment of an undivided 75% interest therein, reserving, only for the benefit of independent geologist/geophysicist compensation, an overriding royalty interest not to exceed 2.5% of 8/8ths. Any such assignment shall be without warranty of title, express or implied, except as relates to the acts of Frimodig.

                  3. Prospect Fee. In addition to other costs paid by Beta hereunder, Beta shall pay Frimodig a prospect fee of $25,000.00 for each of the first two (2) wells drilled within the San Joaquin AMI, each such payment to e due upon the spudding of each such well.

                  4. Operating Agreement. Concurrent with the initial assignment to Beta provided above, the parties hereto shall be deemed to have entered into the Operating Agreement attached hereto as Exhibit "C." Except as expressly provided in this Agreement, the Operating Agreement shall govern all operations on any Prospect within the San Joaquin AMI. The Operating Agreement shall designate Frimodig, or his duly authorized agent, as operator.

                  5. Cost of First Two Wells. Notwithstanding anything to the contrary contained herein or in the Operating Agreement, Beta shall be responsible for 100% of the costs of drilling and completing (through to the tanks, if completed as a producer, and plugged and abandoned, if a dry hold) the first two (2) wells within the San Joaquin AMI (regardless of whether such wells, or any of them, are exploratory or development in nature). Thereafter, all operations on said two (2) wells, if any, shall be governed by the Operating Agreement. It is understood and agreed that Beta shall not be entitled to any form of reimbursement with respect to its payment of a disproportionate share (i.e., 100% instead of 75%) of the costs and expenses associated with the first two (2) wells.

                  6. Other Wells Within the San Joaquin AMI. As to each Prospect, other than the first 2 wells, within the San Joaquin AMI identified by Frimodig, Beta shall pay Frimodig a prospect fee of $10,000.00, each such payment to be due upon the spudding of each such well. All operations on each such Prospect, and the parties' respective shares thereof, shall be governed by the Operating Agreement.

II.      BETA'S INITIAL PAYMENT

         Concurrent with its execution of this Agreement, Beta shall pay Frimodig the sum of $175,000.00, as an advanced payment, to be used by Frimodig toward initial coses associated with the purchase of seismic shooting and processing, purchasing seismic data and processing, and obtaining oil and gas interests and/or seismic options covering lands within the Sacramento AMI or the San Joaquin AMI under the terms of this Agreement. The initial payment also includes an advance of prospect fees for one Sacramento AMI well ($30,000) and one San Joaquin AMI well ($25,000), for a total of $55,000 to be used at Frimodig's discretion. An estimated schedule of costs to casing point for the first five (5) wells in both AMI's, including the initial payment, is shown in Exhibit D. Beta understands that its obligation to pay 100% of the costs of such oil and gas interests, seismic and drilling as set forth in this Agreement may be more or less than the amount referenced in Exhibit D. Beta also agrees that the time estimated for such acquisitions and drilling as forth in this Agreement may be shorter or longer than referenced in Exhibit D. Beta agrees to pay within 15 days of being cash called by Frimodig, as estimated in Exhibit D, any and all other costs required of it hereunder, or under the Operating Agreement, failing which shall be deemed a material breach.

         However, notwithstanding anything to the contrary contained in the Agreement, in the event a cash call for oil and gas interests, seismic or drilling will cause costs to exceed by more than 25% the estmiated amount seet forth in Exhibit D, Beta shall have the election to either (1) terminate its rights and obligations under this Agreement applicable to the particular cash call, or (2) approve such cash call. Beta shall notify Frimodig in writing within three (3) days after receiving the cash call whether it elects to (1) terminate or (2) approve. Beta's failure to timely notify Frimodig of its election shall be deemed an election to a approve the cash call. If Beta elects to terminate, Beta shall, continue to be responsible for payment of all costs properly attributable to it which were incurred prior to the date of its election.

 III.    OUTSIDE PROSPECTS, & PRODUCING PROPERTY ACQUISITIONS

         A. Identification of Outside Prospects; Beta's Option to Participate. Frimodig may, but is not obligated to, identify one or more Outside Prospects which he, in his sole discretion, determines to be viable candidates for acquiring oil and gas interests thereon for purposes of drilling exploratory and/or development wells. As to each Outside Prospect identified by Frimodig, Beta shall have the option to participate therein for a minimum of 50% working interest. If Beta elects to participate, the parties will enter into another AMI agreement similar to this Agreement, but specific to the area covered by the Outside Prospect, which includes, without limitation, the following general terms:

                  1. As to Beta's participation, it shall pay Frimodig a non-refundable prospect generation fee of $15,000.00 of 8/8ths for each well drilled.

                  2. As to Beta's participation, it shall provide Frimodig with a 10% of 8/8th carried working interest on all costs to casing point for each well drilled.

                  3. Beta's right to participate in any Outside Prospects shall terminate at the end of the year 2000.

         B. Identification of Producing Property Acquisitions; Beta's Option to Participate. Frimodig may, but is not obligated to, identify one or more Producing Party Acquisitions which he, in his sole discretion, determines to be viable candidates for acquiring oil and gas interests thereon for purposes of particating in the operation of producing wells. As to each Producing Party Acquisition identified by Frimodig, Beta shall have the option to participate therein for a minimum of 50% working interest. If Beta elects to participate, the parties will enter into another AMI agreement similar to this Agreement, but specific to the area covered by the Producing Party Acquisition, which includes, without limitation, the following general terms:

                  1.       Frimodig shall not be entitled to any finder's fee.

                  2. As to Beta's particpation, it shall provide Frimodig with a 2.5% of 8/8th carried working interest in all acquired properties.

                  3.  Beta's  right  to  participate  in  any  Producing   Party
Acquisition shall terminate at the end of the year 2000.

IV.      RENEWALS AND EXTENSIONS

         As to each Prospect within the Sacramento AMI or the San Joaquin AMI, it is understood and agreed that in the event any oil and gas interest covered hereby expires and a new oil and gas interest (including, without limitation, new lease, top lease, renewal, extension or other instrument affecting the acreage covered thereby, or a portion thereof), is acquired by either party hereto, or by any party representing or acting on behalf of such party (the "acquiring party"), within one (1) year from the latest expiration date of any oil and gas interest thereon, such new oil and gas interest shall become subject to this Agreement to the same effect as though it originally covered such prospect if, and only if, the other party (the "non-acquiring party") elects to participate in such acquisition.

         In that regard, the acquiring party shall immediately notify the non-acquiring party in writing of such acquisition, including all relevant details relating thereto. The non-acquiring party shall have thirty (30) days thereafter to notify the acquiring party in writing of its election to participate in such acquisition. If the non-acquiring party elects to so participate, it shall reimburse the acquiring party for the non-acquiring party's percentage interest of the acquisition costs. Promptly after receipt of such payment, the acquiring party shall deliver to the non-acquiring party a duly executed and recordable assignment of the non-acquiring party's percentage interest in and to the new oil and gas interest. Such assignment shall be without warranty of title, express or implied, except that the acquiring party shall warrant such new oil and gas interest is free and clear of any and all liens and encumbrances by, through, and under the acquiring party, but not otherwise. Failure to timely elect to participate in such acquisition shall be deemed an election not to participate. The phrase "non-acquiring party's percentage interest" as used in this paragraph means such party's interest in the prospect in which the new oil and gas interest was acquired.

         The  parties  hereto  specifically  agree that the  provisions  of this
Article III shall remain in effect notwithstanding a termination of the rights and obligations provided for in this Agreement.

V.       BETA'S CASH REQUIREMENTS AND LIQUIDATED DAMAGES

         A. Beta's Cash Requirements. Beta understands that Frimodig's efforts to identify prospects and acquire oil and gas interests thereon will require the purchase of seismic, seismic processing and/or geological data relating thereto. In that regard, Beta shall at all times during the terms of this Agreement and as estimated by Exhibit D, promptly advance funds when cash called within 15 days and/or pay accounts within 15 days of being invoiced by Frimodig. Beta's failure to perform either of these requirments shall be deemed a material breach of this Agreement, the result of which shall be, at Frimodig's election, Beta's forfeiture of any and all further rights under this Agreement, and at any time before the first five (5) wells have been drilled, payment of the amount set forth in paragraph V.B.

         B. Liquidated Damages. If Beta fails to advance funds when cash called by Frimodig, as estimated in Exhibit D, within 15 days and/or pay accounts within 15 days of being invoiced by Frimodig, then Frimodig, at his option, may terminate this Agreement and all rights and obligations hereunder by giving written notice thereof to Beta. Thereupon, Frimodig shall be relieved of any obligation to identify and/or acquire oil and gas interests on any prospect, and at any time before the first three wells in the Sacramento AMI and two wells in the San Joaquin AMI have been drilled, Frimodig shall be entitled to immediate payment from Beta of the sum of $100,000.00 as liquidated damages, and each party hereto shall return to the other party any and all documents rightfully belonging such other party. Frimodig shall not be entitled to liquidated damages if after 18 months of the execution of this Agreement, he fails to identify the five (5) prospects as set forth in paragraph I.C.1 and I.D.1.

         Frimodig and Beta agree that it would be extremely impractical and difficult to estimate the amount of damages Frimodig might suffer in the event of Beta's default hereunder. The parties hereby agree that the delivery of the above-noted liquidated damages to Frimodig in the event of Beta's default represents a fair and reasonable estimate of said damages.

                  Frimodig's Initials:__________     Beta's Initials:__________

VI.      OPERATING AGREEMENT

         A. As to each Prospect with the Sacramento AMI and the San Joaquin AMI, the parties agree that the Operating Agreement attached hereto as Exhibit "C" and by this reference made a part hereof shall automatically become effective and, except as expressly provided in this Agreement, shall govern all operations as to each such Prospect. Frimodig, or his designated agent, shall act as operator.

         B. Notwithstanding anything to the contrary contained herein or in the Operating Agreement, it is understood and agreed that, as to the first five (5) wells drilled hereunder (i.e., three (3) wells within the Sacramento AMI and two
(2) wells within the San Joaquin AMI, as set forth above), Beta shall pay 100% of all costs associated with drilling and completing such wells through the tanks (if completed as a producer of oil or gas), or plugged and abandoned (if a dry hole). Thereafter, all operations on said five (5) wells, if any, shall be governed by the Operating Agreement.

VII.     ASSIGNABILITY

         It is understood and agreed that this Agreement and any assignment or sublease which either party hereto may become entitled to under the terms hereof shall not be assigned or subleased, in whole or in part, without the other party's prior written consent, and the granting of any such consent by either party shall not have the effect of waiving this limitation on any future or additional assignments or subletting thereof. Every such assignment or sublease made without the appropriate party's prior written consent shall be void. A party's prior written consent to any assignment hereunder shall not be unreasonably withheld.

VIII.    TITLE

         Irrespective of any provision contained herein to the contrary, it is specifically understood and agreed that Frimodig makes no warranty whatsoever regarding the title to any oil and gas interest acquired hereunder. Specifically, Frimodig does not warrant the title to nor represent that the oil and gas interests cover a full interest in the lands covered thereby. It is agreed that Frimodig shall not be required to furnish any preliminary title reports, abstracts of title, or similar documentation regarding title to any oil and gas interests acquired hereunder, and Frimodig shall have no obligation to purchase any policies of title insurance or title opinions, nor shall Frimodig be obligated to do any curative work in connection with the title to any of the oil and gas interests, except as specifically required for the drillsite leases as set forth in Article IV of the Operating Agreement, attached as Exhibit C. Any assignment from Frimodig will be without warranty, either express or implied, except as to Frimodig's own acts. Furthermore, should any oil and gas interest require written consent to assign, Frimodig's assignment to Beta shall be subject to Frimodig's ability to secure such consent, and Frimodig shall not be liable to Beta for its inability to obtain such consent in any manner.

IX.      INSURANCE

         Frimodif shall carry the insurance provided for in the Operating Agreement with respect to all operations conducted by Frimodig wihtin the AMIs, including operations conducted and to be conducted at the sole cost, risk and expense of Beta. Such insurance shall be charged to the parties and carried for the mutual benefit and protection of both Frimodig and Beta.

 X.      DISCLOSURES

         Beta agrees to notify Frimodig five days in advance of any type of disclosure to any third party regarding any of the terms of this Agreement or any details relating to the Sacramento AMI or San Joaquin AMI.

XI.      NOTICES

         Any notice, request, instruction or other document to be delivered hereunder by any party hereto to any other party shall be in writing and delivered personally, via telecopy (with receipt confirmed) or by registered or certified mail, postage prepaid:

                           If to Frimodig:           Jim Frimodig
                                                     P. O. Box 99243
                                                     San Diego, CA 92167

                                                     Phone:   (619) 539-6901
                                                     Fax:     (619) 488-7055
                           If to Beta:               Beta Oil & Gas, Inc.
                                                     901 Dove Street, Suite 230
                                                     Newport Beach, CA  92660

                                                     Phone:   (714) 752-5212
                                                     Fax:     (714) 752-5757

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agents for notices hereunder). Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail. Any notice that is sent by telecopy shall be deemed to have been duly given to the party to which it is addressed upon telephonic confirmation of the same as provided herein. A copy of any notice delivered by telecopy shall promptly be mailed in the manner herein provided to the party to which such notice was given.

XII.     REPRESENTATIONS AND WARRANTIES OF THE PARTIES

         A. Except as may otherwise be set forth in this Agreement, Frimodig hereby represents and warrants to and covenants with Beta as follows:

                  1. Effect of Agreement; Consent. The execution and delivery of this Agreement by Frimodig and the consummation by Frimodig of the transactions contemplated hereby do not require the consent, approval, clearance, waiver, order or authorization of any other person.

                  2. No Misleading Statements. This Agreement, and the information referred to herein, when taken as a whole, do not include any untrue statement of a material fact and do not omit any material fact necessary to make the statements contained herein or therein not misleading.

                  3. Execution and Delivery. Frimodig has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly executed and delivered by Frimodig and constitutes a legal, valid and binding obligation of Frimodig, enforceable against him in accordance with its terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally and (b) general principles or equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         B. Except as may otherwise be set forth in this Agreement, Beta hereby represents and warrants to and covenants with Frimodig as follows:

                  1. Corporate Organization. Beta is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business in the State of California as it is now being conducted, and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  2. No Misleading Statements. This Agreement, and the information referred to herein, when taken as a whole, do not include any untrue statement of a material fact and do not omit any material fact necessary to make the statements contained herein or therein not misleading.

                  3. Due Authorization, Execution and Delivery; Effect of Agreement. The execution and delivery by Beta of this Agreement and the consummation by Beta of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Beta. This Agreement has been duly and validly executed and delivered by Beta and constitutes the legal, valid and binding obligation of Beta, enforceable against it in accordance with its terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally and (b) general principles or equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4. Consents. No consent, approval or authorization of, or exemption by, or filing with, any person or entity is required in connection with the execution, delivery or performance by Beta of this Agreement or the taking of any other action contemplated hereby.

XII.     GENERAL PROVISIONS

         A. Agreement Subject to Laws. This Agreement is subject to all valid and applicable Federal, State and local laws, rules, orders and regulations and all operations hereunder shall be conducted in conformity therewith.

         B. Successor and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any parties hereto without the prior written consent of the other parties hereto. Any assignment without such consent being first obtained shall be void.

         C. Expenses. Except as may otherwise be provided in this Agreement or the Operating Agreement, each party hereto shall be responsible for the payment of the fees and expenses of their respective counsel, accountants and other experts in the negotiation and preparation of this Agreement.

         D. Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof (whether or not similar).

         E. Further Assurances. The parties agree to take all such further actions and execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purpose and intent of this Agreement, to the extent permitted by applicable law.

         F. Invalidity. Except as may otherwise be provided, if any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         G. Attorneys' Fees. In the event of any claim, dispute or controversy arising out of or relating to this Agreement, the prevailing party in such action or proceeding shall be entitled to recover its reasonable attorneys' fees and costs. The court shall determine who is the "prevailing party," whether or not the dispute or controversy proceeds to final judgment.

         H. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         I. Headings. Headings used in this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect its construction.

         J. Gender and Number. Masculine, feminine, or neuter gender and the singular and the plural number, shall each be considered to include the other whenever the context so requires.

         K. Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed by the laws of the State of California (regardless of the laws that might otherwise govern under applicable California principles of conflict of laws) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

         L. Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the federal or state courts for the County of Kern, in the State of California, and by execution and delivery of this Agreement, the parties hereto hereby accept the jurisdiction of the aforesaid courts.

         M. No Warranties. No representation, warranty, or recommendation is made by either party, their respective agents, employees, or attorneys regarding the legal sufficiency, legal effect, or tax consequences of this Agreement or the transaction, and each signatory is advised to submit this Agreement to his respective attorney before signing it.

         N. Survival. The warranties, representations and indemnities contained in this Agreement, and in any other instrument delivered pursuant hereto, shall survive the date hereof and shall remain in full force and effect thereafter.

         O. Time of Essence. Time is of the essence in this Agreement and a failure of this condition shall be a material breach hereof.

         P. Conflict. In the event of any conflict between the terms of this Agreement and the terms of the Operating Agreement attached hereto, the terms of this Agreement shall prevail.

         Q. Entire Agreement. This Agreement constitutes the sole understanding of the parties hereto with respect to the matters provided for herein and supersedes any previous agreements and understandings between the parties with respect to the subject matter hereof. No amendment, modification or alteration of this Agreement shall be binding unless in writing and duly executed by all parties hereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date, and each party acknowledges receipt of a fully executed copy of this Agreement.

                                                         BETA OIL & GAS, INC.,
                                                         a Nevada corporation



                                                         By
Jim Frimodig                                             Steve Antry, President